Exhibit 10.9

INSURANCE ALLOCATION AGREEMENT

between

TRW INC.

and

TRW AUTOMOTIVE INC.

Dated as of _____, 2002

     This INSURANCE ALLOCATION AGREEMENT (this “Agreement”) is dated as of      , 2002, and is between TRW AUTOMOTIVE INC. (“TRW Automotive”), a corporation organized under the laws of Delaware and a wholly-owned subsidiary of TRW INC., and TRW INC. (“TRW”), a corporation organized under the laws of Ohio.

     WHEREAS, TRW and TRW Automotive have entered into that certain Master Distribution Agreement of the even date herewith (the “Distribution Agreement”), which provides, among other things, for the separation of the TRW Automotive Business from TRW;

     WHEREAS, TRW Automotive currently maintains insurance coverage under TRW’s insurance policies, which generally expire in May 2003; and

     WHEREAS, TRW and TRW Automotive desire to enter into this Agreement in order to, among other things, allocate between TRW and TRW Automotive certain insurance policies and arrangements of TRW and related coverages.

     NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

Article I – Definitions

     Capitalized terms used in this Agreement that are not defined in Article I or other provisions of this Agreement shall have the meanings set forth in the Distribution Agreement.

     1.1 “Current TRW Policies” means Property and Casualty insurance policies that insure TRW and one or more of its Subsidiaries or Affiliates and that have policy periods that extend beyond the Distribution Date.

     1.2 “Other Policies” mean Property and Casualty insurance policies that provide insurance coverage to TRW or one or more of its Subsidiaries or Affiliates as a result of the acquisition of the assets or shares of, or mergers or consolidations with, other Persons that had previously purchased such policies or that had succeeded to rights to obtain coverage from such policies prior to the time of the acquisition, merger or consolidation by or with TRW or one or more of its Subsidiaries or Affiliates. Other Policies shall include but not be limited to Property and Casualty insurance policies issued to Kelsey-Hayes Company, Fruehauf Corporation and Lucas Industries, Inc.

     1.3 “Prior TRW Policies” means all Property and Casualty insurance policies that provide coverage to TRW or one or more of its Subsidiaries or Affiliates that are neither Current TRW Policies nor Other Policies.

     1.4 “Property and Casualty” means property and casualty as that term is commonly used in the insurance business and includes but is not limited to liability policies, first party property policies and workers compensation policies.

Article II –Current TRW Policies

     2.1 With respect to the integrated risk policies listed in Schedule A to this Agreement, which were issued for the period from May 1, 2000 to May 1, 2003, TRW hereby agrees to provide TRW Automotive and its Subsidiaries and Affiliates such insurance as is afforded by those policies to the extent that TRW has the right to do so without paying additional premium under those policies. Prior to the currently scheduled expiration date of those policies, May 1, 2003, TRW shall not cancel, terminate or amend those policies in a manner that adversely affects coverage for TRW Automotive or its Subsidiaries or Affiliates. Prior to the Distribution Date, TRW shall use commercially reasonable efforts to obtain written confirmation from the insurers that issued those policies that TRW Automotive and its Subsidiaries and Affiliates shall continue to be “Insured(s)” under those policies as the term “Insured(s)” is defined in those policies from the Distribution Date to May 1, 2003. In the event that TRW does not have the right to make TRW Automotive and its Subsidiaries and Affiliates “Insureds” under those policies (or the insurers refuse to provide confirmation of TRW’s right to do so), TRW Automotive shall be obligated at its own expense to obtain replacement coverage (or to bear the risk that such coverage is not available under the current policies).

     2.2 With respect to the aviation products liability policies listed in Schedule B to this Agreement, which were issued for the period from May 1, 2002 to May 1, 2003, TRW hereby agrees to provide TRW Automotive and its Subsidiaries and Affiliates such insurance as is afforded by those policies to the extent that it has the right to do so without paying additional premium under those policies. Prior to the currently scheduled expiration date of those policies, May 1, 2003, TRW shall not cancel, terminate or amend those policies in a manner that adversely affects coverage for TRW Automotive or its Subsidiaries or Affiliates. Prior to the Distribution Date, TRW shall use commercially reasonable efforts to obtain written confirmation from the insurers that issued those policies that TRW Automotive and its Subsidiaries and Affiliates shall continue to be “Insured(s)” under those policies as the term “Insured(s)” is defined in those policies from the Distribution Date to May 1, 2003. In the event that TRW does not have the right to make TRW Automotive and its Subsidiaries and Affiliates “Insureds” under those policies (or the insurers refuse to provide confirmation of TRW’s right to do so), TRW Automotive shall be obligated at its own expense to obtain replacement coverage (or to bear the risk that such coverage is not available under the current policies).

     2.3 (a) With respect to the coverage of the type provided by the Current TRW Policies that provide “D&O coverage” (as that term is commonly used) for the period from August 1, 2001 to August 1, 2002, TRW Automotive shall obtain its own separate D&O policies that provide coverage for claims made on or after the Distribution Date against directors and officers of TRW Automotive or its Subsidiaries based on alleged wrongful acts that occur on or after the Distribution Date.

          (b)  TRW Automotive shall use commercially reasonable efforts to include in such D&O policies coverage for claims made on or after the Distribution Date against directors and officers of TRW Automotive or its Subsidiaries as of the Distribution Date based on alleged wrongful acts that have occurred or occur prior to the Distribution Date.

          (c) If TRW Automotive is unable to obtain the coverage referred to in sub-paragraph (b) above, TRW shall use commercially reasonable efforts to obtain coverage for such claims, subject to the limitation that such coverage shall only apply to claims made no later than six years after the Distribution Date. TRW Automotive shall reimburse TRW for the cost of such coverage.

          (d)  Except as expressly set forth above, and subject to availability in the insurance market and commercially reasonable price considerations, TRW Automotive shall be responsible for decisions about the terms, conditions and limits of the D&O coverage to be obtained by or for the benefit of TRW Automotive pursuant to this section, provided that the limits of such coverage shall be no less
than $      .

     2.4 Except as expressly set forth above, the policy period of all Current TRW Policies as to TRW Automotive and its Subsidiaries or their respective Affiliates shall be deemed to end on the Distribution Date, and TRW Automotive shall be obligated to obtain its own separate replacement insurance policies for the period that commences on the Distribution Date.

Article III – Rights In Policies With Inception Dates Prior To The Distribution Date

     3.1 TRW Automotive and its Subsidiaries as of the Distribution Date are assigned whatever coverage is provided for TRW Automotive Liabilities under the Current TRW Policies, Prior TRW Policies and Other Policies in accordance with the terms of such policies and applicable principles of law and equity, subject to the applicable limits of such policies.

     3.2 TRW and its Subsidiaries as of the Distribution Date hereby retain whatever coverage is provided for TRW Liabilities under the Current TRW Policies, Prior TRW Policies and Other Policies in accordance with the terms of such policies and applicable principles of law and equity, subject to the applicable limits of such policies.

     3.3 For purposes of the exhaustion of any limits that apply to coverage available under Current TRW Policies, Prior TRW Policies or Other Policies, amounts shall be allocated to the policies on a first come/first served basis. That means that amounts covered by such policies shall be allocated to such policies in the order in which such amounts were paid by or on behalf of TRW, TRW Automotive, or their respective Subsidiaries. Where the policies provide coverage for amounts that are not paid by or on behalf of TRW, TRW Automotive, or their respective Subsidiaries, such as for example in the case of first party coverage for the value of property that is destroyed but not replaced, amounts shall be allocated to policies in the order in which the relevant losses occurred.

Article IV – Self-Insured Retentions and Related Matters

     4.1 With respect to TRW Liabilities, TRW shall pay or cause to be paid any self-insured retentions, deductibles, retrospective premiums or other amounts payable after the Distribution Date by an insured that apply under Current TRW Policies, Prior TRW Policies or Other Policies. In addition, to the extent that there is any obligation after the Distribution Date to provide or continue to provide security or collateral to any insurer with respect to TRW Liabilities, TRW shall provide or cause to be provided such security or collateral and pay or cause to be paid the cost of doing so.

     4.2 With respect to TRW Automotive Liabilities, TRW Automotive shall pay or cause to be paid any self-insured retentions, deductibles, retrospective premiums or other amounts payable after the Distribution Date by an insured that apply under Current TRW Policies, Prior TRW Policies or Other Policies. In addition, to the extent that there is any obligation after the Distribution Date to provide or continue to provide security or collateral to any insurer with respect to TRW Automotive Liabilities, TRW Automotive shall provide or cause to be provided such security or collateral and pay or cause to be paid the cost of doing so.

     4.3 To the extent that TRW continues after the Distribution Date to make payments that TRW Automotive is obligated to make under section 4.2, whether as a result of contractual obligations or for the purpose of ensuring a smooth transition or otherwise, TRW Automotive shall reimburse TRW for such payments. Similarly, to the extent that TRW Automotive continues after the Distribution Date to make payments that TRW is obligated to make under section 4.1, whether as a result of contractual obligations or for the purpose of ensuring a smooth transition or otherwise, TRW shall reimburse TRW Automotive for such payments.

     4.4 To the extent that TRW continues after the Distribution Date to provide security or collateral to any insurer with respect to TRW Automotive Liabilities, TRW Automotive shall: (a) use commercially reasonable efforts, in cooperation with TRW, to persuade the insurer to release TRW from such obligation and to substitute security or collateral from TRW Automotive; (b) to the extent requested to do so by TRW, provide TRW at the expense of TRW Automotive with equivalent security or collateral during such time period as TRW is providing such security or collateral to insurers with respect to TRW Automotive Liabilities; and (c) reimburse TRW for the cost of continuing to provide such security or collateral.

     4.5 For purposes of the exhaustion of any limits that apply to self-insured retentions, deductibles, retrospective premiums or other amounts payable by an insured that apply under Current TRW Policies, Prior TRW Policies or Other Policies, amounts shall be allocated to such limits on a first come/first served basis. That means that amounts shall be allocated to such limits in the order in which such amounts were paid by or on behalf of TRW, TRW Automotive, or their respective Subsidiaries. Where the limits apply to amounts that are not paid by or on behalf of TRW, TRW Automotive, or their respective Subsidiaries, such as for example in the case of first party coverage for the value of property that is destroyed but not replaced, amounts shall be allocated to such limits in the order in which the relevant losses occurred.

     4.6 With respect to all Property and Casualty insurance policies issued at any time prior to the Distribution Date by TRW Risk Management Inc.:

          (a) TRW Automotive and its Subsidiaries, and all Persons insured under those policies with respect to TRW Automotive Liabilities, are not entitled under such policies to have any further payments made to them or on their behalf after the Distribution Date;

          (b)  TRW Automotive and its Subsidiaries, each on its own behalf and on behalf of all Persons insured under those policies with respect to TRW Automotive Liabilities, release TRW and all of its Subsidiaries from any obligation under such policies to make any payments to them or on their behalf after the Distribution Date;

          (c)  such policies shall be deemed to have been endorsed, and may at any time actually be endorsed, with effect from their original inception dates as having no obligation to make any payments after the Distribution Date to or on behalf of TRW Automotive or its Subsidiaries, or to or on behalf of any Person insured under such policies with respect to TRW Automotive Liabilities; and

          (d)  TRW Automotive and its Subsidiaries shall indemnify TRW Risk Management Inc., Inlake Insurance Limited, TRW and its Subsidiaries for all defense costs and other amounts that may be incurred in connection with any claim by any Person seeking the payment of additional sums after the Distribution Date under such policies to or on behalf of TRW Automotive or its Subsidiaries, or to or on behalf of any other Person allegedly entitled to payment under such policies with respect to TRW Automotive Liabilities.

     4.7 With respect to TRW Automotive Liabilities that are insured under policies issued by commercial insurers (including but not limited to FM Global, AIU, Gerling, and Zurich Commercial) but reinsured in whole or in part by TRW Risk Management Inc., TRW Automotive shall: (a) use commercially reasonable efforts, in cooperation with TRW, to persuade the insurer to release TRW Risk Management Inc. from such reinsurance obligation and substitute a reinsurance obligation from TRW Automotive or one of its Subsidiaries; (b) provide TRW Risk Management Inc. at the expense of TRW Automotive with commercially reasonable security or collateral during such time period as TRW Risk Management Inc. remains obligated to provide reinsurance with respect to TRW Automotive Liabilities; and (c) reimburse TRW for the cost of continuing to provide such reinsurance.

     4.8 TRW and TRW Automotive shall make appropriate adjustments to accounting records to adjust for changes made pursuant to sections 4.6 and 4.7 of this Agreement. For example, to the extent appropriate as a result of sections 4.6 and 4.7, TRW shall reduce reserves on the books of TRW Risk Management Inc. or Inlake Insurance Limited (if any) relating to TRW Automotive Liabilities, and TRW Automotive shall include appropriate reserves on its books for such liabilities.

     4.9 TRW Automotive shall have the right but not the obligation to establish its own Subsidiary to provide insurance with respect to TRW Automotive Liabilities, including but not limited to insurance to take the place of that previously provided by TRW Risk Management Inc..

     4.10 TRW and TRW Automotive acknowledge that TRW is currently conducting negotiations with the CNA Group of insurers that may have the effect of modifying the premium arrangements for certain workers compensation policies, including possibly converting the premium to a fixed amount rather than a retrospectively rated amount. TRW and TRW Automotive currently believe that such negotiations should not affect this Agreement. If necessary or appropriate, however, TRW and TRW Automotive may amend this Agreement based on the results of such negotiations in accordance with section 6.2, hereof.

Article V – Cooperation With Respect To Claims and Insurance Matters

     5.1 With respect to TRW Liabilities, TRW shall have the right and the responsibility to provide appropriate notice to insurers, administer claims to the extent necessary or appropriate, submit claims to insurers for payment, negotiate coverage questions that may arise, and to arbitrate, litigate and/or compromise coverage disputes.

     5.2 With respect to TRW Automotive Liabilities, TRW Automotive shall have the right and the responsibility to provide appropriate notice to insurers, administer claims to the extent necessary or appropriate, submit claims to insurers for payment, negotiate coverage questions that may arise, and to arbitrate, litigate and/or compromise coverage disputes.

     5.3 During the first year after the Distribution Date, TRW Automotive shall have the right to request assistance from TRW in carrying out its responsibilities under section 5.2 and other risk-management-related tasks, including but not limited to the purchase of other insurance policies. In response to such a request, TRW shall be obligated during such period to use commercially reasonable efforts to provide such assistance, either through its own personnel or through contractors (such as insurance brokers, claims adjustors, or other insurance professionals) or attorneys, but TRW Automotive shall be obligated to reimburse TRW for all costs, expenses and fees, including but not limited to salaries, benefits, overhead, out-of-pocket costs and expenses, attorneys fees, brokerage fees and commissions, reasonably incurred in connection with providing such assistance.

     5.4 (a) TRW and TRW Automotive shall cooperate with each other, and use commercially reasonable efforts to take or cause to be taken all appropriate actions required of such party, and to do or cause to be done all things necessary or appropriate to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby, including the execution of any additional documents or instruments of any kind, the obtaining of consents which may be reasonably necessary or appropriate to carry out any of the provisions hereof, and the taking of all such other actions as such party may reasonably be requested to take by the other party from time to time consistent with the terms of this Agreement.

          (b)  By way of enumeration of and not of limitation: (i) each company shall be obligated to provide copies of insurance policies or evidence of the existence of insurance to the other; (ii) each party shall be obligated to provide the other with information reasonably necessary or helpful to either company in connection with its efforts to obtain insurance coverage pursuant to and in accordance with the terms of this Agreement or to purchase other insurance policies; (iii) each company shall be obligated to provide information to the other about amounts applied to the limits of policies or self-insured retentions potentially applicable to both, and the basis for the application of such amounts to such limits, so that each company can monitor the exhaustion of such limits; (iv) each company shall execute further assignments or allow the other to pursue claims in its name (subject to appropriate disclosure of the fact that it is doing so and the reasons why it is doing so), including by means of arbitration or litigation, to the extent necessary or helpful to the other company’s efforts to obtain insurance coverage to which it is entitled under this Agreement.

     5.5 TRW and TRW Automotive shall be obligated to reimburse each other for costs, expenses and fees, including but not limited to salaries, benefits, overhead, out-of-pocket costs and expenses, and attorneys fees, reasonably incurred in connection with providing cooperation and assistance to the other pursuant to section 5.4.

     5.6 In the event of any arbitration or litigation with any insurers concerning any Current TRW Policy, Prior TRW Policy or Other Policy that potentially provides coverage for both TRW Liabilities and TRW Automotive Liabilities, TRW and TRW Automotive shall be obligated to provide prompt notice to each other of the initiation of such arbitration or litigation and to cooperate with efforts by the other to intervene in such arbitration or litigation as a party or as an amicus in order to protect its interests at its own expense. In the event that such an arbitration or litigation is initiated by TRW or TRW Automotive, each party shall be obligated to notify the other at least 60 days prior to the initiation of such proceeding (unless it is not reasonably possible to do so without prejudicing the effort to obtain coverage), and the other party shall be obligated to preserve the confidentiality of that information and to use it for no purpose other than conferring with the other and considering whether or not it should join that proceeding as a party or an amicus, or institute another proceeding against one or more insurers in the same or some different forum at some time after the first proceeding has been initiated.

     5.7 With respect to the application of the first come/first served principles set forth in sections 3.3 and 4.5, TRW, TRW Automotive, and their respective Subsidiaries shall be obligated to act in good faith and to avoid taking any actions for the purpose or with the intention of accelerating or delaying claims payments or losses in order to obtain some advantage with respect to the exhaustion of applicable limits. In addition, TRW, TRW Automotive and their respective Subsidiaries shall not enter into any written settlement agreement with any insurer that has the effect of reducing limits that would otherwise be potentially available under this Agreement to both TRW and TRW Automotive or their respective Subsidiaries without first giving the other party to this Agreement at least 60 days advance written notice of its intention to enter into such settlement accompanied by a copy of the proposed settlement so that the other party may have an opportunity to consider the impact of such proposed settlement on its interests. TRW and TRW Automotive agree to consult with each other and negotiate in good faith about such impacts. Any disputes between the parties to this Agreement concerning such impacts shall be resolved in accordance with the provisions of Article VII of this Agreement.

     5.8 Neither TRW nor any of its Subsidiaries shall have any right to provide any release under a Current TRW Policy, a Prior TRW Policy or an Other Policy with respect to any rights that TRW Automotive or any of its Subsidiaries may have under that policy under this Agreement.

     5.9 Neither TRW Automotive nor any of its Subsidiaries shall have any right to provide any release under a Current TRW Policy, a Prior TRW Policy or an Other Policy with respect to any rights that TRW or any of its Subsidiaries may have under that policy under this Agreement.

Article VI – Other Provisions

     6.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall have been previously specified in writing to the other party) with follow-up copy by reliable overnight courier service the next Business Day:

          (a)  if to TRW Automotive, to:

[		]
Attention:	[	]
Facsimile:	[	]

          (b)  if to TRW, to:

[		]
Attention:	[	]
Facsimile:	[	]

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. (Cleveland, Ohio time) and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     6.2 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each party. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by an authorized officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     6.4 Entire Agreement. The Distribution Agreement, this Agreement and the Schedules hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof.

     6.5 Assignment. This Agreement may not be assigned by either party without the written consent of the other party. No such assignment shall relieve either party of any of its rights and obligations hereunder.

     6.6 Binding Nature; Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     6.7 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect, for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that such restriction may be enforced to the maximum extent permitted Applicable Law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     6.8 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts or choice of laws, or any other law that would make the laws of any jurisdiction other than Ohio applicable.

     6.9 Reimbursement. In order to obtain reimbursement of amounts due under this Agreement, TRW or TRW Automotive, as the case may be, shall send a written request for such reimbursement in accordance with section 6.1, together with such information as is reasonably required to support its request for reimbursement. Payment shall be due 30 days after receipt of such request and supporting information. If there are questions or disputes about certain amounts for which reimbursement is requested, payment should be made on a timely basis with respect to other amounts. With respect to all amounts that are ultimately determined to be owed under this Agreement — either by agreement or through dispute resolution pursuant to Article VII — but that were not paid in full within 30 days after the date of receipt of the original request for reimbursement and supporting information, interest at the prime rate published by Citibank N.A. from time to time, compounded monthly, shall be owed for the period beginning from 30 days after the date of receipt of the original request for reimbursement and supporting information until the date of payment.

     6.10 No Right of Setoff. Neither party hereto, nor any of their Subsidiaries or Affiliates may deduct from, set off, hold back or otherwise reduce in any manner whatsoever against any amounts such Persons may owe to the other party hereto or any of its Subsidiaries or Affiliates any amounts owed by such other party or its Subsidiaries or Affiliates to the first party or its Subsidiaries or Affiliates.

     6.11 Headings. The table of contents, and the article and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Article VII – Resolution of Disputes

     7.1 All disputes arising out of or relating to this Agreement or the breach, termination or validity thereof or the parties’ performance hereunder (“Dispute”) shall be resolved as provided by this Article VII.

     7.2 Negotiation of Disputes.

          (a)  Any party shall give the other party written notice of any Dispute. The parties shall attempt to resolve such Dispute promptly by negotiation between executive officers who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibilities for administration of this Agreement.

          (b)  Within 15 days after delivery of the notice, the party receiving the notice shall submit to the other a written response. The notice and the response shall include: (A) a statement of each party’s position and a summary of arguments supporting that position and (B) the name and title of the executive officer who shall represent that party and of any other person who shall accompany the executive officer during the negotiations. Within 30 days after delivery of the disputing party’s notice, the executive officers of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute.

     7.3 Arbitration.

          (a)  If the Dispute has not been resolved by executive officer negotiation within 45 days of the disputing party’s notice requesting negotiation, or if the parties fail to meet within 30 days from delivery of said notice, such Dispute shall on the demand of any party, be finally resolved by arbitration under the Rules for Non-Administered Arbitration of the CPR Institute for Dispute Resolution then in effect, except as modified herein or by mutual agreement of the parties.

          (b)  The arbitration shall be held in Cleveland, Ohio. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language.

          (c)  There shall be three arbitrators selected pursuant to the CPR rules from the CPR national and regional panels. All arbitrators shall be neutral, disinterested, independent and impartial.

          (d)  In rendering an award, the arbitral tribunal shall be required to follow the substantive law of the jurisdiction designated by the parties herein. This arbitration agreement and any award rendered thereunder shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards, 1958, and the Federal Arbitration Act, 9 USC § 1 et seq. The arbitral tribunal shall not be empowered to award damages in excess of compensatory damages except in the case of fraud, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any dispute except in the case of fraud.

          (e)  The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties with regard to any claim or counterclaim submitted to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction thereof.

          (f)  By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies or to order the parties to request that a court modify or vacate any temporary or preliminary relief issued by a such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect. The parties hereby unconditionally and irrevocably submit to the non-exclusive jurisdiction of the state or federal courts located in Cleveland, Ohio for the purpose of any preliminary relief in aid of arbitration, or for enforcement of any award, and hereby waive any objection to such jurisdiction including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

TRW INC.

By:

Name: Title:

TRW AUTOMOTIVE INC.

By:

Name: Title: